UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on November 20, 2024, Byrna Technologies Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) where the stockholders of the Company approved an amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder by 2,375,000 shares and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards (the “Plan Amendment”). The Plan Amendment was included as Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 21, 2024, as supplemented on November 1, 2024 (the “Proxy Statement”). A copy of the Plan, as amended to reflect the Plan Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 20, 2024, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of five Directors for a one-year term, such term to continue until the annual meeting of stockholders in 2025 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2024;

(iii) the approval of the Plan Amendment; and

(iv) the approval, by non-binding vote, the Company’s executive compensation; and

The voting results are reported below.

Proposal 1 - Election of Directors

Bryan Ganz, Herbert Hughes, Chris Lavern Reed, Leonard Elmore, and Emily Rooney were elected as Directors for a one-year term, such term to continue until the annual meeting of stockholders in 2025 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the voting requirement of a majority of votes cast, withheld votes and broker non-votes did not count as votes against. The results of the election were as follows:

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Bryan Ganz	12,140,577	127,596	15,808	6,295,579
Herbert Hughes	12,105,527	163,406	15,048	6,295,579
Chris Lavern Reed	12,012,924	250,381	20,676	6,295,579
Leonard Elmore	10,389,848	1,874,135	19,998	6,295,579
Emily Rooney	10,786,897	1,477,338	19,746	6,295,579

Proposal 2 - Ratification of the Appointment of EisnerAmper LLP

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2024 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
18,553,111	11,919	14,530

Proposal 3 –Amendment to Corporation’s Amended and Restated 2020 Equity Incentive Plan

The amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan pursuant to the Plan Amendment was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,201,579	2,069,976	12,426	6,295,579

Proposal 4 – Approval, on a Non-Binding Basis, of the Compensation of the Company’s Executive Officers

The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved on a non-binding basis. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,525,926	741,952	16,103	6,295,579

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
10.1
Byrna Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan, as amended (incorporated herein by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 21, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: November 21, 2024	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer